                                                                Exhibit 99.1



CONTACT: Yoav M. Cohen, CFO
         (201) 934-8500

         Yoav Stern, Co-Chairman
         (415) 956-9949

                             FOR IMMEDIATE RELEASE

      BOGEN COMMUNICATIONS INTERNATIONAL PURCHASES GEOTEK COMMUNICATIONS'
                  64% STAKE IN BOGEN FOR $18.5 MILLION IN CASH

 JONATHAN GUSS and MICHAEL P. FLEISCHER, NAMED CEO and PRESIDENT, RESPECTIVELY


                 FOUR NEW MEMBERS NAMED to BOARD OF DIRECTORS;
                YOAV STERN and JEFFREY SCHWARZ NAMED CO-CHAIRMEN

RAMSEY, NEW JERSEY -- November 26, 1997 -- Bogen Communications International, Inc. (AMEX: BGN) today announced that it has purchased approximately 3.7 million shares of its own common stock and 200,000 common stock purchase warrants from Geotek Communications, Inc. (NASDAQ: GOTK) for $18.5 million, or approximately $4.90 per share of common stock purchased. To finance this transaction, Bogen arranged for a group of investors, including Metropolitan Capital and Bedford Falls Investors LP (collectively "The Investors"), to purchase 200,000 Convertible Preferred Shares of Bogen for $20 million in cash, or $100.00 per share. The residual $1.5 million received by Bogen over and above the $18.5 million will be used by the Company for general corporate purposes.

Each newly issued Preferred Share is convertible into approximately 18.5 shares of Bogen common stock. The Preferred Shares pay a dividend at the annual rate of 9%; dividends may be paid in cash or in kind, at the Company's choice. The Convertible Preferred Shares carry a term of 5 years. At the end of that period the Preferred Shares will automatically convert into common stock. The Preferred Shares may be redeemed by Bogen at any time prior to the expiration of the term provided Bogen's common stock price closes at or above $8.10 for 20 consecutive trading days.

NEW CEO AND PRESIDENT

Concurrently, the Company announced that effective immediately, Jonathan Guss, 38, has been named Chief Executive Officer and Michael P. Fleischer, 41, President. In addition, Yoav M. Cohen, VP-Finance and Chief Financial Officer, was recently promoted to Senior VP-Finance and Business Development and CFO. Mr. John Egidio, Bogen's acting President and CEO since July 1997 will be leaving the Company to resume his role with Geotek.

A company owned solely by Messrs. Guss and Fleischer has also invested $250,000 in Bogen in exchange for restricted common stock and warrants.


                                     (more)

Bogen Communications
November 26, 1997


The two new Bogen executives have been founders and sole principals of Active Management Group, Inc., (AMG), a firm specializing in management of middle market industrial companies. As AMG's President and CEO, Messrs. Guss and Fleischer led firms in the metalworking and industrial services sectors, achieving superior returns for investors. Additionally since 1994, Mr. Guss has served on the Board of Directors of Alliant Techsystems, Inc., a Fortune 500-defense contractor. Together with Mr. Fleischer, who served as a director until 1995, they led an effort that identified approximately $100 million in profit improvements for Alliant.

Over the past 16 years, Jonathan Guss has served in an executive capacity or as a consultant to industrial and financial services companies facing complex strategic, sales, and marketing issues and has engineered growth of companies in a variety of manufacturing and service businesses. Between 1981 and 1990, Mr. Guss was a consultant with the Chicago and New York offices of Booz-Allen & Hamilton, Inc., as part of the Strategy and Financial Services practices. Mr. Guss received an MBA with Distinction from the Harvard Graduate School of Business, and a Bachelor's Degree in Economics, Phi Beta Kappa, from Reed College.

Michael P. Fleischer brings 12 years of senior level management experience helping companies resolve complex operational issues. From 1984 to 1990, Mr. Fleischer was a consultant with McKinsey & Company, Inc. and helped lead the development of McKinsey's work in Operational Effectiveness and Information Technology. He managed engagements for numerous industrial clients including automobile engine manufacturers, jet engine makers and machine tool producers, as well as operational improvement work for companies in the telecommunications and financial services sectors. Mr. Fleischer received an MBA from Harvard Business School and his undergraduate degree from Colgate University. Prior to attending Harvard, he served in Washington D.C. as a Foreign Service Officer and as an aide to the Under Secretary of State and did a tour of duty in Africa. Earlier, Mr. Fleischer was a legislative assistant to a member of the U.S. House of Representatives.

In a joint statement, Messrs. Fleischer and Guss commented, "We are joining Bogen's team and investing in the Company personally because we believe that we have identified a significant opportunity within a highly fragmented market niche. By expanding upon Bogen's core competencies, we feel the Company will be better positioned to implement an attractive growth strategy with inherent accretive shareholder value."


BOARD RECONSTITUTED

The new Board of Directors of Bogen, comprised of seven members, will include Mr. Jeffrey Schwarz, Managing Director of Metropolitan Capital and Bedford Falls Investors LP. Mr. Schwarz and Mr. Yoav Stern, Managing Partner of Helix Capital and a Member of Bogen's Executive Committee will serve as Co- Chairmen of the Board.


                                     (more)

Bogen Communications
November 26, 1997


The board will also include:
        - Messrs. Guss and Fleischer, in addition to their executive capacities.
        - Zivi R. Nedivi, who is the Founder, President & CEO of
          Kellstrom Industries, Inc. (NASDAQ: KELL), a leader in the airborne equipment segments of the international aviation services after-market. Before founding Kellstrom in 1990, Mr. Nedivi held various positions in commercial aviation enterprises. Earlier, he was an advisor to the Israeli Air Industry on human engineering issues and a fighter pilot with the Israeli Air Force.
        - David Mitchell, a prior member of the Board and the Audit Committee, and one other Board member to be designated by The Investors.

In a joint statement made by Messrs. Stern and Schwarz, they remarked, "Bogen management and personnel have been leading the Company with very good results since early 1996. However, a critical component of Bogen's future strategy for growth entails an active acquisition program. By eliminating Bogen's status as a subsidiary, the Company will eventually not be restricted in its ability to consummate acquisitions using the pooling-of-interests accounting treatment. Most importantly, we look forward to the new management, new shareholder group and the public shareholders sharing the common objective of having the Company focus on increasing shareholder value through the profitable growth of Bogen's business. For these reasons we view this transaction as a positive event which will appropriately position management to effectively implement the strategy."

Mr. Stern added, "On behalf of Bogen's Board, its shareholders and its employees, we would like to thank the Geotek board representatives, most especially Yaron Eitan, Geotek's Chairman & CEO, who is now stepping down as Chairman of Bogen, for his wise counsel, and years of devoted service to Bogen."

Bogen Communications International, Inc., based in Ramsey, New Jersey, with a subsidiary in Munich, Germany, develops, manufactures and markets telecommunications peripherals and sound processing equipment. Bogen's products are sold to commercial, industrial, professional and institutional customers in North America and Europe.

Except for the historical information contained in this release, statements in this release constitute forward-looking statements that are subject to various risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward looking statements, including those risks detailed from time-to-time in the Company's reports on file at the Securities and Exchange Commission.


                             ####  ####  ####  ###